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                                                                  EXHIBIT 11.1


                              CHEMTRAK INCORPORATED

                          COMPUTATION OF LOSS PER SHARE




                                                          Three months ended
                                                              March 31,
                                                ----------------------------------------
                                                      1997                   1996
                                                ------------------     -----------------
Weighted average common shares outstanding              12,085,000             9,732,000
                                                ==================     =================
Net loss                                        $       (1,295,000)    $      (1,496,000)
                                                ==================     =================
Net loss per share                              $            (0.11)    $           (0.15)
                                                ==================     =================